LightPath Technologies, Inc. S-8

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

LightPath Technologies, Inc.

Orlando, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 4, 2014, relating to the consolidated financial statements of LightPath Technologies, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2014.

Cross, Fernandez & Riley, LLP

Orlando, Florida

February 4, 2015